UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 14, 2018

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	980597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

Arbutus announced today that it has entered into an exclusivity agreement with Roivant Sciences (Exclusivity Agreement) providing for a period that expires on March 15, 2018. Pursuant to the Exclusivity Agreement, during this period, Arbutus and Roivant agree to negotiate on an exclusive basis the terms and conditions of a proposal to jointly develop Arbutus’ nucleic acid delivery platform based on its Lipid Nanoparticle (LNP) technology and GalNAc technology (collectively, Delivery Technologies) through a new company that would jointly own, manage, and develop the Delivery Technologies. There are no assurances that Arbutus and Roivant will reach an agreement regarding any such transaction or that any such transaction will be consummated.  Arbutus issued a press release in respect of the entering of the exclusivity agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release issued by the Company on February 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: February 14, 2018	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President and Chief Financial Officer